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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 15, 2001


                        INTEGRATED HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                      001-12306               23-2428312
(State or Other Jurisdiction      (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                       Identification No.)



                               910 Ridgebrook Road
                             Sparks, Maryland 21152
                    (Address of Principal Executive Offices)

                                 (410) 773-1000
              (Registrant's telephone number, including area code)

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Item 5. Other Events

On January 15, 2001,  Integrated  Health  Services,  Inc. (OTC  Bulletin  Board:
IHSVQ) announced that Joseph A. Bondi of the turnaround consulting firm of Alvarez & Marsal, Inc., had been named as the Chief Executive Officer of the Company. Mr. Bondi had been serving as the Chief Restructuring Officer of the Company since July 27, 2000 pending approval by the U.S. Bankruptcy Court for the District of Delaware of an agreement between Robert N. Elkins and IHS pursuant to which Dr. Elkins would step aside as CEO of IHS. The financial effects of the agreement have been disclosed in previous filings.

Mr. Bondi and Alvarez & Marsal, Inc. have extensive experience in the field of restructuring and reorganization. Mr. Bondi's prior experience includes serving as Chairman-Restructuring of MobilMedia, Inc., Chief Restructuring Officer of Iridium LLC and Senior Vice President of Republic Health Corporation.



Item 7. Exhibits

(c)  Exhibits

10.1  Agreement between Robert N. Elkins and Integrated Health Services, Inc.